Exhibit 99.3
Final Transcript
Thomson StreetEvents
Conference Call Transcript
ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
Event Date/Time: May. 16. 2006 / 4:30PM ET

Thomson StreetEvents	www.streetevents.com	Contact Us	1
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
CORPORATE PARTICIPANTS
Tom Lennox
Abercrombie & Fitch Co. — VP Corporate Communications
Mike Kramer
Abercrombie & Fitch Co. — CFO, PAO and SVP
Mike Jeffries
Abercrombie & Fitch Co. — CEO and Chairman
CONFERENCE CALL PARTICIPANTS
Janet Kloppenburg
JJK Research — Analyst
Jeff Klinefelter
Piper Jaffray — Analyst
Paul Lejuez
Credit Suisse First Boston — Analyst
Kimberly Greenberger
Citigroup — Analyst
Jeff Black
Lehman Brothers — Analyst
Stacy Pak
Prudential — Analyst
Dorothy Lakner
CIBC World Markets — Analyst
Meredith Kent
UBS Financial Services — Analyst
Jennifer Black
Jennifer Black & Associates — Analyst
Christine Chen
Pacific Growth Equities — Analyst
Brian Tunick
J.P. Morgan — Analyst
Margaret Mager
Goldman Sachs — Analyst
Barbara Wyckoff
Buckingham Research Group — Analyst
Lauren Levitan
Cowen & Co. — Analyst
Robin Murchison
Suntrust Robinson Humphrey — Analyst
Dana Cohen
Bank of America Securities — Analyst
Gabrielle Kivitz
Deutsche Bank Securities — Analyst

Thomson StreetEvents	www.streetevents.com	Contact Us	2
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
PRESENTATION
Operator
     Thank you for standing by, everyone. Welcome to today’s Abercrombie & Fitch’s first quarter earnings results conference call. [OPERATOR INSTRUCTIONS] Now, at this time, I’d like to turn the conference over to Mr. Tom Lennox, please go ahead, sir.
     Tom Lennox — Abercrombie & Fitch Co. — VP Corporate Communications
     Good afternoon and welcome to our first quarter conference call. After the market closed, we publicly released the quarterly sales and earnings release, balance sheet, income statement, and an updated financial history. If you haven’t seen these materials, they are available on our Website. This call is being taped and can be replayed by dialing 888-203-1112. You will need to reference the conference ID number, 4031334. You may also access the replay through the Internet at abercrombie.com.
With me today are Mike Jeffries, Chairman and CEO; Mike Kramer, Chief Financial Officer; Mike [Nuzo] VP of Finance and Brian Logan, the Company’s Controller. Today’s earnings call will be limited to one hour. After our prepared comments, we will be available to take your questions for as long as time permits. Please limit to yourself to one question so that we can speak with as many callers as possible. Before I begin, I remind you that any forward-looking statements we may make today are subject to the Safe Harbor Statements found in our earnings release and SEC filings. Now, to Mike Kramer.
     Mike Kramer — Abercrombie & Fitch Co. — CFO, PAO and SVP
     Good afternoon. Net sales for the first quarter were 657.3 million, increasing 20% over last year’s first quarter sales of 546.8 million. Comparable store sales increased 6% for the quarter. For the quarter, comps by brand were as follows. In the adult business, Abercrombie & Fitch, comparable store sales decreased 4%. Men’s comps decreased by a low single digit, women’s decreased by a mid-single digit.
In the kids business, Abercrombie, comps increased 30% with boys comps increasing by low 20’s and girls increasing by low 30’s. Hollister same-store sales increased 13%, with Dude’s comps increasing by a high single digit and Betty’s increasing by low teens. All regions posted positive comps. Comps were strongest in the southwest and weakest in the west. The first quarter gross profit rate was 65.4%, 10 basis points higher than last year’s rate of 65.3%. The increase in rate reflects a slight improvement in initial mark-up combined with a slightly lower markdown rate versus last year. We ended the first quarter with inventories up 38% per gross square foot at a cost versus last year.
This is lower than the guidance we provided on our fourth quarter conference call, when we estimated that first quarter ending inventory per square foot would reflect slightly less than the 59% increase reported at the end of the fourth quarter of fiscal 2005. Going forward, we are planning for increases in inventory levels to continue to moderate. Ending the second quarter of 2006 with a lower increase per foot at cost when compared to the first quarter of fiscal 2006. For the fall season of fiscal 2006, we expect inventory levels to continue to moderate.
Stores and distribution expense, as a percentage of sales, decreased 130 basis points to 39.3% versus 40.6% last year. The decrease in rate primarily resulted from the Company’s ability to leverage store-related fixed costs, combined with a reduction in store repairs and maintenance expense, partially offset by increased payroll expense. For the first quarter, marketing, general, and administrative expense, as a percentage of sales, increased 130 basis points to 13.6% from 12.3% last year.
The increase in rate versus, last year largely resulted from increased home office payroll, which includes approximately 90 basis points of expense attributable to the adoption of FAS 123R. For the first quarter, operating income increased 23% to 84 million, compared to with 68.3 million last year. The effective tax rate for the first quarter was 35.5%, as compared to 49.9% for the first quarter of fiscal 2005.
The tax rate in the first quarter of 2006 includes a tax provision benefit related to the settlement of a tax audit. Net income for the quarter increased 39% to 56.2 million versus 40.4 million last year. First quarter net income per share on a fully diluted basis was $0.62 versus $0.45, representing an increase of 38% versus last year. The affect of the adoption of FAS 123R for the first quarter of fiscal 2006 was $0.04 per share on a fully diluted basis.
The Board also declared a quarterly dividend of $0.175 per share payable on June 20, 2006, to shareholders of record as of May 30, 2006. During the quarter, we opened one Abercrombie & Fitch store, nine Hollister stores, and two RUEHL stores. We ended the first quarter with 340 Abercrombie & Fitch stores, 161 Abercrombie stores, 327 Hollister stores, and 10 RUEHL stores.

Thomson StreetEvents	www.streetevents.com	Contact Us	3
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Tom Lennox — Abercrombie & Fitch Co. — VP Corporate Communications
     That was 348 Abercrombie & Fitch stores.
     Mike Kramer — Abercrombie & Fitch Co. — CFO, PAO and SVP
     For fiscal 2006, our current plans are to open 10 new Abercrombie & Fitch stores, 20 new Abercrombie stores, 70 new Hollister stores and seven new REUHL stores. For a total of 107 stores. Total square footage is expected to grow by approximately 11% in fiscal 2006.
For fiscal 2006, we now expect planned capital expenditures to be between $400 and $420 million. Again, approximately 260 million of this amount is allocated to new store construction, remodels, conversions, and improvements to existing stores. With the remainder related to home office, IT, and distribution center investments. The new DC, which is currently under construction, is on schedule and expected to be completed by early December. From an IT standpoint, we are focused on enhancing several key areas of our existing platforms. By improving our existing infrastructure, we can achieve greater scalability, resulting in increased efficiency at both the store level and at home office.
I would like to finish by discussing our profit outlook for the spring season. While the fundamentals of our business are solid, comparable store sales increases should continue to be modest, as measured against last year. In fact, our most difficult comparisons, from a comparable store sales and gross profit rate standpoint, will occur during the second quarter. Although we are optimistic about our future performance, we remain cautious in our expectations.
At this point, we expect net income per fully diluted share for the first half of fiscal 2006 to be in the range of $1.28 to $1.33, including a charge of approximately $0.08 attributable to the adoption of FAS 123R. Now, Mike will comment on the business.
     Mike Jeffries — Abercrombie & Fitch Co. — CEO and Chairman
     Good afternoon. This was an excellent quarter for our Company. We are continuing to achieve strong financial results against the results we posted in 2005. We made progress for the first quarter, including increased sales and margin, while reducing operating costs as a percentage of sales. This improvement, resulting in a 39% increase in net income represents a good start to fiscal 2006.
Although our results will continue to be measured against the growth we attained last year, I am confident that our brands are positioned to generate strong financial returns this year. At the Abercrombie & Fitch business, net sales grew by 4%. The brand is generating approximately $440 per square foot on a trailing 12-month basis. While IMU reached its highest level during the quarter. More established, when compared to our other businesses, the Abercrombie & Fitch brand is generating strong returns.
Its positioning is why we are confident this can continue. We’re focused on increased quality and aspiration in every level of the business. Most recently, by eliminating seasonal sale events in our stores. While we will clear through slower moving items when necessary, markdown merchandise will now be limited to the backrooms of the store, ensuring that the front rooms offer full priced merchandise, even during the transition from one season to the next.
Another initiative entails the investment of at least $50 million to refresh the A&F store base. This initiative, which reinforces many of the brands’ high quality characteristics will enhance the in-store environment and includes the addition of louvered store fronts, more dramatic lighting and improved sound systems, to name a few. The flagship A&F store on Fifth Avenue continues to exceed our expectations. And is not only making a meaningful contribution to this Company’s strong sales and profit growth, but it is also making a statement about our brand.
We are thrilled with what is happening there and combined with another flagship store to be opened at the Grove in L.A. in July, we know that the excitement being generated will help us in many ways, including our long-term plans to bring our brands to other markets. In that regard, our Abercrombie & Fitch Canadian locations are outperforming many of their domestic peers, running at nearly three times the volume of the average U.S.-based store. And we are now underway in London where we plan to open our first European location in the spring of 2007.
Both Hollister and the kids business Abercrombie also had a strong first quarter. Hollister’s net sales were up 45%, comparable store sales increased 13% and its eCommerce business increased 40%. Hollister is now generating $537 sales per square foot on a trailing 12-month basis. Like the A&F stores, Hollister’s Canadian locations are also exceeding expectations, with productivity at three times above that of our average U.S. Hollister stores.

Thomson StreetEvents	www.streetevents.com	Contact Us	4
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
The kids business had another outstanding quarter. Net sales increased 26%. Comparable store sales increased 30%. The eCommerce business grew by approximately 48%. And IMU increased by 90 basis points compared to last year. On a two-year basis, net sales have grown more than 70%, with gross margin and operating margin improving as well.
RUEHL performed well during the first quarter, achieving solid productivity improvements from a comparable store sales and net sales perspective. We also made progress from an initial mark-up standpoint, where IMU improved by approximately 14 percentage points. We recently opened stores at Ala Moana in Honolulu and at the Oakbrook Center near Chicago. The real estate strategy, which includes securing highly productive mall locations in affluent area, includes the addition of approximately five new stores, including locations at San Francisco Center and our Ventura Mall in Florida.
When we reported fiscal 2005 in February, we discussed the challenge of building on the strength of an extraordinary year. Frankly, we said it would be difficult because it would seem no matter what we did, our performance would pale by comparison. However, we view 2005 as a foundation for additional growth. We are off to a good start in fiscal 2006 and the first quarter only makes us more confident in the our ability to meet the challenge of generating solid results for the remainder of fiscal 2006.
Now, we are available to take your questions. Please limit yourself to one question so that we can speak with as many callers as possible. After everyone has had a chance, we will be happy to take follow-up questions. Thank you.
QUESTION AND ANSWER
     Operator
     [OPERATOR INSTRUCTIONS] We’ll first go to Janet Kloppenburg with JJK Research.
     Janet Kloppenburg — JJK Research — Analyst
     Hi, guys. Congratulations.
     Mike Jeffries — Abercrombie & Fitch Co. — CEO and Chairman
     Thank you.
     Janet Kloppenburg — JJK Research — Analyst
     Mike, I think for a lot of people there’s been an emphasis on what’s going to happen with denim as we go through the second quarter where your denim business was so strong and as we look to the back half. And I know it’s always going to be the base of your bottoms business. But maybe you could talk a little bit about the trends there and about what you see as far as denim growth goes for the rest of the year? Thanks so much.
     Mike Jeffries — Abercrombie & Fitch Co. — CEO and Chairman
     Yes. I don’t want to give away any fashion information, as always. The denim business is a solid percentage of our business. I believe that we will not see denim increases for the balance of the year in either the feminine or the masculine business. But I believe that on a comps basis, the denim masculine business will be better than the female business. There are more non-denim options in the female business than the masculine business. Our inventories are very much in line, coming into line. We’re being more efficient with our denim inventories as we go forward and I’m very comfortable with where we’re heading.
     Mike Kramer — Abercrombie & Fitch Co. — CFO, PAO and SVP
     Yes, this is Mike Kramer, I’d like to add to that. In terms of Q1 results, even with the decline in denim, year-over-year, as we expected, our bottoms business in both male and female were up. Which I think is very significant, and a I think a concern of many people.

Thomson StreetEvents	www.streetevents.com	Contact Us	5
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     I think it’s very important to note that in the height of the denim big increases, our bottoms business in total was never as good as our tops business from a likes perspective.
     Tom Lennox - Abercrombie & Fitch Co. — VP Corporate Communications
     Next question.
Operator
     We’ll now take a question from Piper Jaffray’s Jeff Klinefelter.
     Jeff Klinefelter - Piper Jaffray — Analyst
     Yes, congratulations as well to everybody on a great first quarter.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Thank you, Jeff.
     Jeff Klinefelter - Piper Jaffray — Analyst
     Regarding the second quarter, I don’t mean to focus too much on denim, Mike. But just maybe to put it into perspective. Last year you had an outstanding back to school season. I recall that you did have great increases in denim, I think even referencing a May number of well over 100% comp. How much — maybe to put it into perspective, sort of your directional guidance here for the second quarter. How much denim, as a percent of total business did you do in the second quarter? And would that be an abnormally high number for a bottom’s category during that period of time? Help us put into perspective how to look at that from a productivity standpoint.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     I don’t know what the percentage was. We can look it up and get back to you on that, Jeff.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Nor do we may want to disclose, more importantly.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Right. I think that — I really have to repeat that with our great denim performance last year, our top likes were consistently better than our total bottoms likes. I think the key to this business is about balance going forward. Somebody’s writing me a note. 44%, denim, total business.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Total business.

Thomson StreetEvents	www.streetevents.com	Contact Us	6
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     I’m sorry, Jeff, I’ll get back to you on this. But I think the most important point is that we need to run a balanced bottoms business. I think we are maximizing the denim business that is there and working on building the other classifications, especially in female.
     Jeff Klinefelter - Piper Jaffray — Analyst
     Thank you.
Operator
     We’ll next take a question from Paul Lejuez with Credit Suisse.
     Paul Lejuez - Credit Suisse First Boston — Analyst
     Thanks, guys. Can you just remind us a bit of the MG&A line? When did the big increases start? And does it happen step by step, as you anniversary those moving throughout this year, or one shot all in the third quarter? If you could just kind of remind us of where we’re going there.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Yes, this is Mike Kramer. I’ll speak to that. The MG&A, we actually started, I would say, yes, this is a step function. We actually started significant increases at home office back in Q4, 2004, Q4, 2005. You have also seen increases sequentially from that point in time, but at a much decelerated rate. And you will also, on a go forward basis, continue to see decreases as we invest in the business. Consistent with what we have talked about in terms of investments in IT, continued investment in our merchants and design and you’ll just see that to continue on a go-forward basis.
Operator
     We’ll move on to Kimberly Greenberger of Citigroup.
     Kimberly Greenberger - Citigroup — Analyst
     Mike, could you talk about the clearance activities at Ezra Fitch, particularly in denim? Thanks.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     We are discontinuing the Ezra Fitch line. We’ve found that we are selling products at those price lines, but that the sub-brand Ezra Fitch meant very little to our customers. They are committed to Abercrombie and Fitch, and that’s their first loyalty. So, we are clearing the Ezra Fitch merchandise that we currently have in the chain, which includes fashion denim. And are going forward with price points that were the Ezra Fitch price points but under the Abercrombie & Fitch brand. And that you’ll see, for back to school, that Ezra Fitch will have probably been totally cleared in the Company. Thank you.
Operator
     We’ll move on to Jeff Black of Lehman Brothers.

Thomson StreetEvents	www.streetevents.com	Contact Us	7
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Jeff Black - Lehman Brothers — Analyst
     Thanks a lot. I would have thought that payroll was more of an opportunity in the near term on the expense line, although it does look really good, so congrats on that. But is there an opportunity to do better on that line going forward, and if so, what is it? And how should we think about the level of comps you really need to generate expense leverage this year versus last year? Thanks a lot.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     With regards to payroll, yes, we believe there is opportunity on a go-forward basis. You did not see leverage for the total quarter in our stores payroll line item. However, you did see leverage in the back half of the quarter. One thing that I’d like to point out is, is as you know, back in beginning of November, we actually opened our Fifth Avenue store. This was also prior to, obviously, the busiest time of the year. And this was basically a new venture for us to get into, in terms of how to operate this size of store and the complexity related with it.
So, it took us a while post-Christmas to really gain an understanding of where our payrolls should be on a non-holiday time frame. So this was actually a big focus of ours. And we think that we brought it in line towards the latter part of the quarter, thereby helping us to achieve that leverage in April. And we will continue to see that on a go-forward basis. In terms of comps needed to generate leverage, we have really never disclosed that. But anywhere from flat to 3%, we think we can manage to be able to leverage our stores and distribution only.
Operator
     We’ll next take a question from Stacy Pak of Prudential Equity Group.
     Stacy Pak - Prudential — Analyst
     Thanks. So, on the MG&A line, it looks like it grew at about an 11% rate from Q4 of ‘05. And I’m wondering if we should expect that same sort of growth rate in Q2? And I just want to confirm that in Q2 you would need a flat to 3% comp to lever the store and distribution line. And perhaps you could approach the comp levers with us. I think the reason there’s so much focus on denim is people are worried about the price points and the ability to anniversary it from the top line. So, you’re not going to want to give us a comp estimate, I assume. But maybe you can talk about some of the metrics behind comp and how you’re approaching those, like AUR?
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     In terms of the growth of the MG&A line item, remember that a large portion of that growth was related to FAS 123R. In terms of being able to estimate into the second quarter, I would give you guidance that the growth will be less than what you saw from Q1 to Q4. Now, keep in mind, we are investing in the business. In terms of the comp rate, I am going to confirm to you just like what I said in terms of being able to leverage from a flat to moderate comp rate of 3%. And we believe strongly that on a go-forward basis that the comps are going to be coming back to us in terms of transaction growth. We see — right now, we’re not looking at taking any pricing action on a go-forward basis.
Operator
     We’ll move on to Dorothy Lakner with CIBC World Markets.
     Dorothy Lakner - CIBC World Markets — Analyst
     Thanks, good afternoon, everyone, and congratulations. I wondered if you could give us a little bit more color on, and this would be for Mike, on RUEHL and what’s working there? And then secondly, on the IT initiatives you have going this year, what kind of things are you doing? And if you could give us, sort of a timetable as to the various things you’re working on? Thanks.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     The RUEHL business is really coming around nicely. As I’ve said in the past, we have worked very hard to make the offerings more casual and more of our kind of corporate mentality in terms of casual. The men’s business is performing at a better growth rate than womens, because I think it’s becoming better faster. But there’s very solid growth in women’s as well. And it’s across the classifications. It’s across the apparel

Thomson StreetEvents	www.streetevents.com	Contact Us	8
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
classifications. In handbags, as I’ve also said, we are working to make the offering more casual. You’ll see a more casual handbag assortment for the July set. But in all I think we’re really on track in RUEHL and I’m very excited. And I think you guys can see that in the stores. They’re really coming together. In terms of number two, would you like to comment on IT, Mike?
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     In terms — IT initiative. The timing, actually they are currently and ongoing. I would like to take this time to announce that we’ve hired a new Chief IT Officer. She will be joining us in June. Even though her joining the Company will be in a month or so, we are continuing to assess our systems and whether they are scalable for us in the future. and that they accommodate us in terms of the needs of the business. And I will tell you that, we’ve already made great initiatives with regards to automating reporting, and we are going to continue to do that. We’re also going to — we’re taking a look at initiatives within the organization to upgrade systems, to get us to where we want to go and accelerated growth that we think that we’ll see from now through 2010. In addition to that, there’s a lot of processes that we believe that we’ve been looking at or doing from a manual perspective that we would like to automate. And all three of these, I think, are really going to help us really move the business forward without a lot of head count addition.
Operator
     We’ll take the next question from Meredith Kent of UBS.
     Meredith Kent - UBS Financial Services — Analyst
     Thanks. I just wanted to follow-up on Dorothy’s question on RUEHL. As the business — as the product is getting more casual, are the price points coming down? And also, are you still on track for profitability by the end of ‘07? And how would you say this profitability is going to be relative to the other brands, Abercrombie and Hollister?
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     I will comment on the price points one. The price points in RUEHL were reduced but about six months ago. We were approximately 30% higher than A&F, we’re currently at about 12% higher, which is where I want them to be. So, that took place about six months ago. Let’s let Mike comment. I think we’re on the right path to the profitability we’ve described. I don’t think we’ve ever described what the profit rate was going to be. No, we’ve never discussed the profit rate with regards to RUEHL, but we are well on track in terms of reaching profitability by the end of 2007. We’re very excited about this brand.
Operator
     We’ll next take a question from Jennifer Black.
     Jennifer Black - Jennifer Black & Associates — Analyst
     Good afternoon and let me also add my congratulations.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Have you seen the new Washington Square store, Jennifer?
     Meredith Kent - UBS Financial Services — Analyst
     I certainly have.

Thomson StreetEvents	www.streetevents.com	Contact Us	9
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     And how did it look?
     Meredith Kent - UBS Financial Services — Analyst
     It looked great. It looked well-staffed, it’s looked — it’s a big store. It appears to be big.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     I haven’t made it out there yet, but I will.
     Jennifer Black - Jennifer Black & Associates — Analyst
     I’m sure you’ll let me know when.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     I will.
     Jennifer Black - Jennifer Black & Associates — Analyst
     I wondered if you could talk about — you talked about clearance. And are you going to handle that different than now you’re handling it now on the Internet? And I think that’s my only question.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     The answer is that we continue to limit the amount of clearance on the Internet. The amount that we put up and the minimum price points. We have anniversaried that restriction and we took a hit in the Abercrombie and Fitch e-Com business because of it, but that business is now growing nicely against that base. We’ll watch it very carefully. I would expect us to continue to wean ourselves out of that business as much as possible.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Yes, having said that. We really were pleased with the results of our e-Com business in Q1, the growth that we saw there, in all three of our brands, particularly on the domestic side.
Operator
     We’ll next take a question from Christine Chen of Pacific Growth Equities.
     Christine Chen - Pacific Growth Equities — Analyst
     Congratulations on a great quarter, everyone.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Thank you, Christine.

Thomson StreetEvents	www.streetevents.com	Contact Us	10
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Christine Chen - Pacific Growth Equities — Analyst
     I also wanted to follow-up a little bit on RUEHL. Can you share with us the impact that RUEHL had on Q1 this year and how that compares to last year? And then my — I have a question about the tax rate.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Christine, we’re not going to disclose at this point the Q1 affect on RUEHL. If you want to move to the tax rate, we’ll hep you with that.
     Christine Chen - Pacific Growth Equities — Analyst
     Okay. For the first half, you had previously said it would be about 39%. Is that still the case, even though you had a lower tax rate in Q1?
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Our normalized effective tax rate right now is 39%. So, I would expect that on a go-forward basis. Now having said that, we’re aggressively going after a lot of very, very old audits and settling these. So and obviously in these kinds of situations, we’re not in the driver’s seat. So — but we’re being very aggressive about this. But I would plan on a go-forward basis, 39% effective tax rate.
Operator
     We’ll next hear from Brian Tunick of J.P. Morgan.
     Brian Tunick - J.P. Morgan — Analyst
     For Mike and Mike. Maybe we were wondering about the change in promotional plans at the Abercrombie adult business. How does it affect your inventory flows or open to buy? And then what is the expected tradeoff between merchandise margins and volume? And then our second question is on the share buyback program. It looks like the share count went up sequentially, was it because of blackout periods, what’s happening on that front?
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Let me address the inventory flows. We’re flowing more consistently in every brand and that’s an important part of our strategy, Brian. And it addresses this issue that’s been raised about the denim. I don’t — I’m not losing a ton of sleep over denim, because what is really driving our business in all categories is weekly flow. And that’s especially true in the tops portion of the business, where we have to win in every one of the brands. There’s — I think we will take a volume hit the last week of May and the first week of June because we broke a major clearance event last year.
     We’re taking markdowns this year but doing it much more quietly. And the number of units per store in each of the brands is going to be reduced versus last year. It should result in higher margin, although we never predict that. But we’re clearly a regular price business. And as you know, we don’t allow the term ‘sale’ to be used in any of our businesses today. That was the first part of your question. And the second?
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Brian, related to your question with regards to stock buyback, we continue to review cash levels for product launches, store openings and other relevant factors. Why no repurchases were made during the quarter, we continue to consider repurchases from time to time based on market factors, cash availability, and the factors just mentioned.

Thomson StreetEvents	www.streetevents.com	Contact Us	11
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
Operator
     We’ll move on to Margaret Mager with Goldman Sachs.
     Margaret Mager - Goldman Sachs — Analyst
     Hi. I have a couple questions and a great quarter, congrats on that.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Thanks, Margaret.
     Margaret Mager - Goldman Sachs — Analyst
     A couple of questions. First of all, one of the things that comes up is just the how to interpret the Abercrombie adult business comp store sales. When we first saw that first down comp in February, it kind of — people really reacted to that. And so I want to get your view of how that should be interpreted. How do you feel about it? Is there a message there about market share shifting? Is Hollister part of the equation? Any kind of color you can give on that. And then I’m curious on your total store count by concept, what are you thinking now? Do you think Abercrombie adult could go beyond 400? And then lastly on marketing, any kind of interesting or major marketing initiatives by brand, especially Hollister in the upcoming year? Thanks.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Okay. Let me address. The first question is comp store sales at A&F. I don’t view that as a market share shift. I think we are making enormous investments in the Abercrombie and Fitch brand to really cement that relationship with the 18 to 22 year-old. I think it is, as we mentioned, we’re investing $50 million in that brand to upgrade the stores, to upgrade the experience in the stores. And I’m very excited about where we’re taking it. I think that the negative comps, if you look at them carefully, were driven by our women’s business, which was out of character with the women’s businesses in the other brands. I think we simply could have done better in that business. I don’t think that we flowed newness and fashion aggressively as we might have. We’re concentrating very hard on this business go-forward. It’s always my first priority because it is the flagship business and I anticipate better results in the A&F business. We’re certainly pushing for them. In terms of store count, the A&F domestic — go ahead, Mike.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Yes, I’ll add that. And then Mike can talk about the new initiatives. With regards to the store count for our adult brands, we’re at 348 right now and I would think 400 would be pushing it in terms of domestic. But domestic in terms of the brand as a whole and our expansion internationally, I think is probably right in line.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Marketing initiatives, everything we do is in-store and will continue to be. There was a program, a member of — customer reward program in Hollister that has been completely eliminated. It was shown that it did nothing for us in terms of the business. Again, we run regular priced businesses that are not price promoted, so that has gone away with no affect on the volume. Again, marketing initiatives are totally in-store. We continue to invest more on the in-store marketing and I think they’re getting better and better.
Operator
     We’ll next hear from Barbara Wyckoff of Buckingham Research Group.

Thomson StreetEvents	www.streetevents.com	Contact Us	12
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Barbara Wyckoff - Buckingham Research Group — Analyst
     A couple of questions. Margins in prior quarters in the year have been slightly higher in Hollister than the core A&F, with kids a few points blow. Does this trend continue and does it continue in first quarter? And then I have another follow-up?
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     With regards to Hollister. On a go-forward basis, you’re going to actually see the margins in terms of Hollister diluted a little bit, with regards to we are pricing our product to be a direct competitor with American Eagle. And I think that you might see a little bit of pricing with regards to Hollister in terms of bringing that back down in line on a small, small amount. So it would be right at —.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     I think we’ve said that on occasion the Hollister operating margin, there was comparability, a little bit, but I wouldn’t say —
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     It’s not significant.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     It will fall right in line with the others. There’s not going to be any dramatic changes any way or the other.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     These margins are all very close to one another.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Right.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     And consistently have been. Kids, we have said kids was lower in the past, but it’s clearly caught up.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Yes.
Operator
     We’ll next take a question from Lauren Levitan of Cowen & Company.
     Lauren Levitan - Cowen & Co. — Analyst
     Thanks. Good afternoon. I had a couple of clarifying questions and then one thing I was hoping you could delve in a little more. On clarifying, could you give us a sense — Mike, you talked about the priorities for share repurchase. Have you at all altered that target balance of 300 to 350 million in cash on the balance sheet? And then my other clarifying question relates to changes in the promotional stance. Will Hollister and the kids business also be reducing that signage and promotional cadence at end of season clearance? And does this also mean that at adult Abercrombie, we shouldn’t look for a post-Christmas event? And then the issue I was hoping you could talk on is, Mike, you talked about the $50

Thomson StreetEvents	www.streetevents.com	Contact Us	13
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
million you’ll be investing in the adult brand to refresh those stores. How many stores will that investment allow you to touch? And what percent of the fleet will you have consistent with what you would like the brand to be saying by the end of the year? Thanks very much.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Boy. You got a lot of questions here.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     I’ll take the first one. With regards to the cash balance, there’s been no alteration with regards to the 300 million target on the balance sheet. Our strategy with regards to buyback is the same as it always has been.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Let me work down the list. All divisions are affected by lack of major end of season and promotion events and signage. And it will be — you will see a post-Christmas clearance that will be much less aggressive than it has been in the past in all divisions. A smaller percentage of the inventory and we believe a smaller percentage of the business. The $50 million investment in the A&F fleet will touch all 350 stores. There will be visible changes in all 350 stores by the third week of June. By the end of this full year, there will be even more physical, obvious changes in 100 of the 350 stores. And those major changes will be rolled out over next year. So, expect to see some difference there.
Operator
     We’ll take the next question from Robin Murchison.
     Robin Murchison - Suntrust Robinson Humphrey — Analyst
     Thank you. My questions have been answered.
Operator
     We’ll move on to Dana Cohen with Bank of America.
     Dana Cohen - Bank of America Securities — Analyst
     Hi, guys. One clarification and then a question. On the SG&A, I just want to clarify, you’re saying that on the entire line of stores and distribution, you think you can lever for the balance of the year to a flat to 3% comp. And on RUEHL, given where you’re putting the new stores, is sort of the store profile maybe evolving here or different from what you might have thought a year ago, in terms of what the business is about and where it works from a real estate location?
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     I’ll take the first question. Yes, we do think that we’ll be able to leverage on the entire stores and distribution line for the balance of the year. On a moderate comp of 0% to 3%.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Second question about RUEHL. No, it’s the same customer profile that we’ve always targeted. We’re obviously chewing off some of the better centers in the country at the top of the list, but we are looking for a more balanced portfolio go forward.

Thomson StreetEvents	www.streetevents.com	Contact Us	14
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
Operator
     We’ll next take a follow-up from Paul Lejuez with Credit Suisse.
     Paul Lejuez - Credit Suisse First Boston — Analyst
     Thanks, guys. When you think about store payroll as a percent of sales, and maybe you don’t think of it this way. I’m just wondering if there’s an optimal level? What percent of sales should store payroll be and how does it differ by brand?
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     I’ll take that question. There’s relatively no difference by brand other than maybe a couple differences with regards to footprint. But let’s go forward in terms of talking about payroll percentage. No, that’s not how I look at it. Basically how we look at it, is we look at basically minimum staffing coverage on a store level basis based on a sales volume. And ensuring that we have the appropriate customer service, let’s say at the lowest volume that a store might hit through its seasonality, then we actually flex up and add more selling payroll as well as impact program payroll to the back office, as those sales increase. So our percentage of sales, obviously, changes on a sales volume i.e. leverage. And you’re going to see much more leverage in Q4 than you do in the other three seasons. As well, as you’ll see more leverage in your higher volume stores mostly than you will see on your average volume stores or lower volume stores.
Operator
     We’ll take the next question from Gabrielle Kivitz of Deutsche Bank.
     Gabrielle Kivitz - Deutsche Bank Securities — Analyst
     Your markdown rate in Q1 was slightly lower than last year. Is that sustainable in subsequent quarters? I know you’re up against tough comparisons, but can you continue to moderate the rate of increase of inventory per square foot while still having a markdown rate that’s lower than last year, like you did in the first quarter? And then the second part of the question is, your comp comparisons obviously get much more difficult in upcoming quarters. And if we assume a similar run rate from Q1 in the business and consider comparisons on a two-year basis, that would actually suggest a flat comp in Q2 and Q3 and negative comps in Q4. I think, Mike, you maybe mentioned — Mike Kramer, you mentioned to expect modest comp increases. If you could just help us understand what is going to help the business accelerate from Q1 trends? What’s going to be more favorable in Q2 through Q4? That’d be helpful. Thanks very much.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Well, first and foremost, I think you need to bifurcate the sales patterns through the quarter of Q1, in terms of February, March and April. And we did see some momentum. Yes, there was a calendar shift that took place but we also saw momentum through the quarter. But we really don’t give guidance on a go-forward basis. We — as I said, we continue to expect to be moderate comps. And that’s really all that I can guide you to.
Operator
     We’ll take a follow-up from Barbara Wyckoff.
     Barbara Wyckoff - Buckingham Research Group — Analyst
     Could you talk about the composition of the customer in the New York flagship, foreign versus local? And has there been any affect on the seaport business?

Thomson StreetEvents	www.streetevents.com	Contact Us	15
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     The answer is; there’s been a major affect on the seaport business, as we expected there to be. And the customer profile was pretty much what we expected as well, which is a very large percentage international customer. Very large percentage European and I think the — I have to repeat this most exciting news that Mike Kramer just gave me about the four-wall profitability of that store in April, which was in fact higher than the chains. So, we’re thrilled with that business. We’re thrilled with what we’re learning about running a high volume store. And it does give us huge confidence for the international potential of this brand.
Operator
     We’ll next take a follow-up from Stacy Pak.
     Stacy Pak - Prudential — Analyst
     Thanks. I was just wondering if you could tell us when you think inventories might be directly in line with sales? And also, if you’d care to tell us a good leverage point for MG&A for the rest of the year? Since you’ve given us so much on stores and distribution.
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     Well, I really don’t want to clarify anymore than we have with regards to MG&A. Again, I’ve said, that we will be adding to our home office payroll but at a much, much lower pace than what we were last year. Now, keeping in mind, also the impact of FAS 123R there, as well. In terms of inventory, we’re obviously targeting continued movement with regards to lower year-over-year growth. But that will also depend — fluctuate based on the sales that we actually start seeing on a go-forward basis. Again, this is an evolving thing but we’re very comfortable with our inventory positioning today. Both on an overall basis and then quite frankly, by a key item basis.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Stacy, I think if you were to apply — I’m not suggesting you do this, but just for argument’s sake, if you would apply the differential from the increase at the end of the fourth quarter to the increase at the end of the first quarter, which was essentially up 59 to up 36, with a 21 differential on there, you’re probably pretty close to where the sales growth was for the first quarter right now. So, who knows what will happen. but I think the point is, we’re getting closer and closer to having this thing moderate more closely in line with sales growth, which I know you’ve mentioned before.
Operator
     We’ll next take a follow-up from Margaret Mager.
     Margaret Mager - Goldman Sachs — Analyst
     On your inventory, what is it on a unit basis, if that’s still a relevant number to know? And can you talk about the mix of the inventory, the fashion basics versus fashion product and how that relates to, say, the mix of sales in the store?
     Mike Kramer - Abercrombie & Fitch Co. — CFO, PAO and SVP
     I’ll take the first one and then I’ll let Mike answer the last one. On a unit basis, the year-over-year growth was 28%, again a decrease. And if you wanted to talk about the terminology that I brought to the forefront in terms of weeks of supply, we’re well within that same target range that I’ve previously talked about.

Thomson StreetEvents	www.streetevents.com	Contact Us	16
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript
May. 16. 2006 / 4:30PM ET, ANF — Q1 2006 Abercrombie & Fitch Co. Earnings Conference Call
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     In terms of the categories, Margaret, the increases are in fashion basics, personal care, and those are the biggest increases for May VLM. As we’re going forward, the increases — I’m not going to tell you where it’s going to net out but the increase will be in fashion. And you’ll see decreases in the denim classification. If that’s helpful to you. Next question?
Operator
     And there actually appear to be no further questions at this point.
     Mike Jeffries - Abercrombie & Fitch Co. — CEO and Chairman
     Excellent. Okay. Thank you for calling. Thank you.
Operator
     That does conclude this conference call. Thank you all for joining us and have a wonderful day.

DISCLAIMER
Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	www.streetevents.com	Contact Us	17
© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.